UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007 (July 10, 2007)

World Air Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26582	20-2121036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia	30269
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 632-8322

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

World Air Holdings, Inc., a Delaware corporation (the “Registrant”) on July 10, 2007 provided guidance concerning anticipated results of operations for its first quarter ended March 31, 2007 through the issuance of the press release included as Exhibit 99.1 to this Current Report, which is incorporated by reference herein. Until the Registrant files its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, all financial results described in the press release issued on July 10, 2007 should be considered preliminary and subject to change to reflect any necessary corrections or adjustments.

ITEM 7.01	Regulation FD Disclosure.

The Registrant also announced on July 10, 2007 in the same press release that Institutional Shareholder Services Inc. and Glass Lewis & Co. had each recommended that stockholders of the Registrant vote in favor of adoption of the Agreement of Plan and Merger among Global Aero Logistics, Inc., Hugo Acquisition Corp. and the Registrant, as amended June 30, 2007. A special meeting of stockholders of the Registrant will be held on July 18, 2007 to consider and vote upon the amended merger agreement.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release of World Air Holdings, Inc. issued on July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD AIR HOLDINGS, INC.

By:	/s/ Mark M. McMillin
Mark M. McMillin General Counsel & Corporate Secretary

Dated: July 10, 2007